UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K - A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: July 3, 2001
(Date of earliest event reported)

International Absorbents Inc.
(Exact name of Registrant as specified in its charter)

Province of British Columbia, Canada	0-15673	None

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1569 Dempsey Road, North Vancouver, British Columbia, CANADA	V7K 1S8

(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code	(604) 681-6181

not applicable

(Former name or former address, if changed since last report)

ITEM 4.   Changes in Registrant’s Certifying Accountant.

On July 3, 2001 International Absorbents Inc. (the “Registrant”) a British Columbia, Canada Corporation, engaged the certified public accounting firm of Moss, Adams, LLP (“MA”), as independent auditors for the Registrant’s fiscal year ending January 31, 2002. The former Certified Accounting firm of PricewaterhouseCoopers, LLP, (“PWC”) of Vancouver, Canada, were dismissed on July 3, 2001 as the Registrant’s auditor. The change was recommended by the Audit Committee and approved by the Board of Directors. The Registrant’s audit committee recommended to the Board that a qualified regional firm was more appropriate considering all accounting functions are performed in the United States and the Registrant has changed its reporting of generally accepted accounting principals from Canadian GAAP to US GAAP effective the last quarter of Fiscal 2001.

The reports of PWC on the Registrant’s financial statements for the fiscal years ended January 31, 2001 and 2000 do not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years ended January 31, 2001, and the subsequent interim period preceding the date of filing of this report, there have been no disagreements between PWC and the Registrant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to PWC’s satisfaction, would have caused PWC to make reference to the subject matter of the disagreement(s) in connection with their reports, nor have there been any reportable events as contemplated under Item 304(a)(1)(iv)(B) of Regulation S-B.

The Registrant did not consult with MA regarding the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the registrant’s financial statements, and no written or oral advice was provided by MA on any such issue that was a factor considered by the registrant in reaching a decision as to any accounting, auditing or financial reporting issue.

The registrant has provided a copy of the disclosures in this report to PWC and has requested that PWC furnish a letter to the Commission contemplated by paragraph (a)(3) of Item 304 of Regulation S-B. A copy of any such letter shall be filed by amendment as Exhibit 16 to this report.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

16.1	Letter from PricewaterhouseCoopers LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL ABSORBENTS INC.

Date July 11, 2001	/s/ Gordon Ellis

Gordon L. Ellis, Chairman of the Board